Exhibit 10.28

LOCK-UP AND VOTING AGREEMENT

This LOCK-UP AND VOTING AGREEMENT (this “Agreement”) is made as of November 30, 2023 by and among Hut 8 Corp., a Delaware corporation (the “Company”), and the undersigned securityholder (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined herein).

RECITALS

WHEREAS, On February 6, 2023, Hut 8 Mining Corp., a corporation existing under the laws of British Columbia (“Hut 8”)  entered into a business combination agreement by and among Hut 8, U.S. Data Mining Group, Inc., a Nevada corporation doing business as “US Bitcoin Corp” (“USBTC”), and the Company (the “Business Combination Agreement”), pursuant to which, (i) Hut 8 and its direct wholly-owned subsidiary, Hut 8 Holdings Inc., a corporation existing under the laws of British Columbia, will, as part of a court-sanctioned plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia), be amalgamated (the “Amalgamation”) to continue as one British Columbia corporation (“Hut 8 Amalco”), (ii) following the Amalgamation, and pursuant to the Arrangement, each common share of Hut 8 Amalco (other than any shares held by dissenting shareholders) will be exchanged for 0.2000 of a share of common stock of the Company (each whole share of common stock, a “Share”), and (iii) following the completion of the Arrangement, a newly-formed direct wholly-owned Nevada subsidiary of the Company will complete a merger executed under the laws of the State of Nevada with and into USBTC , with each share of common stock and preferred stock (on an as-converted basis) of USBTC (“USBTC Stock”) being exchanged for that number of Shares equal to 0.6716 of a Share for each share of USBTC Stock (the “Business Combination”); and

WHEREAS, in connection with the Business Combination, the Holder has agreed to certain transfer restrictions on, and/or voting requirements with respect to, the Covered Securities (as defined herein) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.Definitions and Interpretation.

(a)Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” of any Person means any other Person directly or indirectly controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) as applied to any Person shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble.

“Board Nominees” means those nominees as determined by the Board of Directors for election as directors of the Company (i) at any regular or special meeting of stockholders of the Company called for that purpose and held during the Voting Term

“Board of Directors” means the board of directors of the Company.

“Business Combination Agreement” has the meaning set forth in the recitals.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in clause (i) or (ii) above.

“Change of Control” means an event set forth in any one of the following paragraphs shall have occurred:

(i)any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act), is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (I) of paragraph (iii) below;

(ii)the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)there is consummated a merger, consolidation, conversion, domestication, transfer or continuance of the Company or any direct or indirect Subsidiary, other than (I) a merger, consolidation, conversion, domestication, transfer or continuance (A) which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation, conversion, domestication, transfer or continuance continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving, resulting, converted or domesticated entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities of the Company or such surviving, resulting, converted or domesticated entity or any parent thereof outstanding immediately after such merger, consolidation, conversion, domestication, transfer or continuance and (B) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors or governing body of the Company, the entity surviving, resulting, converted or domesticated in such merger, consolidation, conversion, domestication, transfer or continuance or, if the Company or the entity surviving, resulting, converted or domesticated in such merger, consolidation, conversion, domestication, transfer or continuance is then a Subsidiary, the ultimate parent thereof, or (II) a merger, consolidation, conversion, domestication, transfer or continuance effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a Subsidiary, the ultimate parent thereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Covered Securities” shall mean, with respect to the Holder, all of the following: (i) any and all Shares which are owned by the Holder on the Effective Date, (ii) any Shares issuable upon exercise, conversion or exchange of any securities of the Company which are owned by the Holder as of the Effective Date, (iii) any securities of the Company issued in respect of the Shares issued or issuable the Holder by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any Shares issuable upon conversion, exercise or exchange thereof, in each case to the extent relating to any securities of the Company which were owned by the Holder as of the Effective Date, and (iv) any other securities of the Company issued or issuable to the Holder that are convertible into or exercisable or exchangeable for Shares, whether at the option of the Holder or otherwise, in each case to the extent relating to any securities of the Company which were owned by the Holder as of the Effective Date.

“Effective Date” means the date on which the Business Combination is consummated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Holder” has the meaning set forth in the recitals, and shall include, for the avoidance of doubt, any Permitted Transferee thereof to whom Covered Securities are transferred in accordance with this Agreement.

“Lock-Up Shares” shall mean, with respect to the Holder and as of the Effective Date, 65% of the Shares beneficially owned by the Holder, or over which the Holder exercises control or direction over.

“Lock-Up Term” has the meaning set forth in Section 2(a).

“Permitted Transferee” means, with respect to the Holder, (i) a member of such Holder’s immediate family (which shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or a trust, corporation, partnership or limited liability company for the benefit of the Holder or the Holder’s immediate family member, all of the beneficial interests of which shall be held by such Holder or one or more members of such Holder’s immediate family, (ii) the Holder’s heirs, successors, administrators and executor and any beneficiary pursuant to will, other testamentary document or applicable laws of descent and (iii) to any person pursuant to a qualified domestic relations order or other order of a court, administrative agency or other governmental authority.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Shares” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors or managers is at the time owned or controlled, directly or indirectly, by the Company, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Company or (y) the Company or one of its Subsidiaries is the sole manager or general partner of such Person.

“Transfer” means to, directly or indirectly, whether in one transaction or a series of transactions and whether by merger, consolidation, division, operation of law, or otherwise, (i) sell, transfer, assign or similarly dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment or similar disposition of, any interest in any Covered Securities owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any Covered Securities owned by a Person (provided, that, for the avoidance of doubt, the pledging of any interest in any Covered Securities owned by a Person shall not constitute a “Transfer” hereunder), (ii) enter into any swap, hedging, short sale, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

“Voting Term” has the meaning set forth in Section 4(a).

(b)Interpretation. Unless otherwise noted:

(i)All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.

(ii)All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended from time to time.

Section 2.Lock-Up.

(a)The Holder hereby agrees that they will not Transfer the Lock-Up Shares held by the Holder as of the Effective Date, from the period beginning on the Effective Date and ending on, and including, the date that is six months following the Effective Date (the “Lock-Up Term”). The transfer restrictions set forth in this Agreement shall cease to apply commencing on the first calendar day immediately following the last day of the Lock-Up Term.

(b)Notwithstanding the foregoing restrictions on Transfer set forth in Section 2(a), the Holder may:

(i)Transfer Lock-Up Shares to any Permitted Transferee;

(ii)exercise any options, restricted stock units,  warrants or other derivative securities of the Company, provided that the Holder shall otherwise comply with any restrictions on Transfer applicable to the Shares underlying such securities; and

(iii)establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act during the Lock-Up Term for the Transfer of Shares (a “10b5-1 Plan”); provided that such plan parameters comply with the restrictions contained in Section 2(a) hereof during the Lock-Up Term; and

(iv)Transfer Lock-Up Shares to the Company;

provided, however, that in the case of any Transfer or distribution pursuant to Section 2(b)(i), (x) in each case such Permitted Transferee must enter into a written agreement agreeing to be bound by this Agreement, including the restrictions on Transfer set forth in Section 2(a), and (y) such Permitted Transferee (other than a Permitted Transferee as defined in clause (ii) or (iii) thereof) agrees to promptly Transfer such Lock-Up Shares back to the Holder if such Permitted Transferee ceases to be a Permitted Transferee for any reason prior to the end of the Lock-Up Term.

(c)Notwithstanding anything to the contrary, the restrictions on Transfer set forth in Section 2(a) shall automatically terminate upon consummation of a Change of Control.

(d)The Holder acknowledges and agrees that any purported Transfer of Lock-Up Shares in violation of this Agreement shall be null and void ab initio, and the Company shall not be required to register any such purported Transfer. If the Holder effects or attempts to so effect a Transfer in violation of this Agreement, the Holder will be deemed to have committed a material breach of their obligations to the Company hereunder.

Section 3.Restrictive Legend; Stop Transfer Instruction.

Certificates or  DRS Position Statement representing the Lock-Up Shares issued on the Effective Date must bear the following legend:

“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE/DRS POSITION STATEMENT] ARE SUBJECT TO A LOCK-UP AND VOTING AGREEMENT AMONG HUT 8 CORP. (THE ”COMPANY“) AND THE OWNER OF SUCH SECURITIES THAT MATERIALLY RESTRICTS THE TRANSFERABILITY OF THE SECURITIES. BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

In order to ensure compliance with the provisions contained herein, the Holder agrees that the Company may issue appropriate “stop transfer” certificates or instructions with the Company’s transfer agent and registrar against the transfer of a Holder’s Lock-Up Shares (irrespective of the date of issuance of such Shares), or otherwise make adequate provision to restrict the transferability of the Lock-Up Shares, in the event of a transfer other than in compliance with the provisions of this Agreement, and that it may make appropriate notations to the same effect in its records.

Section 4.Voting Agreement.

(a)From the period beginning on the Effective Date and ending on, and including, the date that is 12 months following the Effective Date (the “Voting Term”), the Holder agrees to either abstain or not to vote, or cause to be voted, all of such Holder’s Covered Securities entitled to vote at any regular or special meeting of stockholders of the Company, if submitted for a stockholder vote by the Board of Directors, against such Board Nominee’s election to the Board of Directors. The voting of shares of Covered Securities may be effected in person, by proxy or in any other manner permitted by applicable law.

(b)To secure the Holder’s obligations to vote their shares of Covered Securities in accordance with this Section 4, (i) the Holder hereby appoints the Chair of the Board of Directors and the Chief Executive Officer of the Company, or either of them (if not the same person) from time to time, or their respective designees, as the Holder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of the Holder’s Covered Securities in favor of the matters set forth in Section 4(a) and to execute all appropriate instruments consistent with this Agreement on behalf of such Holder if, and only if, the Holder fails to vote, or cause to be voted, all of the Holder’s Covered Securities or execute such other instruments in accordance with the provisions of this Section 4 within five days of the Company’s written request for the Holder’s vote, written consent or signature. The proxy and power granted by the Holder pursuant to this Section 4 are coupled with an interest and are given to secure the performance of the Holder’s obligations under this Section 4. Each such proxy and power will be irrevocable during the Voting Term. The proxy and power, so long as such Holder is an individual, will survive the death, incompetency and disability of such Holder and, so long as such Holder is a Person, other than an individual, will survive the merger or reorganization of such Holder.

(c)This Agreement shall terminate on the date of the expiration of the Voting Term.

Section 5.General Provisions.

(a)Amendments and Waivers. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Holder. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)Remedies. The parties to this Agreement and their successors and permitted assigns shall be entitled to seek enforcement of their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto and their successors and assigns agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to seek specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)Successors and Assigns; Third Party Beneficiaries. This Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Holder are also for the benefit of, and enforceable by, any subsequent or successor Holder. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(f)Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or delivered (i) when delivered personally to the recipient, (ii) when sent by electronic mail (provided that the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient) if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company and the undersigned Holder at the addresses specified below, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party or as is on file for such Person at the Company. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein.

The Company’s address is:

Hut 8 Corp.

c/o Hut 8 Mining Corp.

24 Duncan Street, Suite 500

Toronto, ON M5V 2B8

Attn: Chief Legal Officer

Email: [REDACTED]

The Holder’s address is:

1101 Brickell Avenue, Suite 1500
Miami, Florida 33131

Attention: Asher Genoot

Email: [REDACTED]

or to such other address or to the attention of such other Person as the Company has specified by prior written notice to the sending party.

(g)Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto, and the relative rights of the Company and the Holders hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(i)Consent to Jurisdiction and Service of Process. Each of the parties, and each of their successors and assigns, irrevocably submits to the exclusive jurisdiction of the court of chancery of the state of Delaware or, only if such court lacks jurisdiction, the state or federal courts in the state of Delaware, for the purposes of any suit, action or other proceeding arising out of this agreement, any related agreement or any transaction contemplated hereby or thereby. Each of the parties hereto, and each of their successors and assigns, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement, any related document or the transactions contemplated hereby and thereby in the aforementioned courts, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(j)Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(k)Interpretation. The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

(l)Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of securities of the Company imposed by any other agreement.

(m)Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(n)Electronic Delivery. This Agreement and any amendments hereto, to the extent executed and delivered by means of DocuSign or a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of DocuSign, a facsimile machine, or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of DocuSign, a facsimile machine, or electronic mail as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

(o)Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(p)Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

(q)Dilution. If, from time to time, there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification or similar change affecting all issued and outstanding Shares as a class, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue. In the event of any issuance of Capital Stock of the Company hereafter to any of the parties hereto in connection with any change in the capital structure of the Company as described in the immediately preceding sentence, such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 3 of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up and Voting Agreement as of the date first written above.

HUT 8 CORP.

Per:	/s/ Michael Ho
	Name:	Michael Ho
	Title:	Vice President

/s/ Asher Genoot
Asher Genoot